Exhibit 99.1

CONTACT:	Investor Relations 404-715-2170

Corporate Communications

404-715-2554, media@delta.com

Delta Air Lines Announces December Quarter Profit

ATLANTA, Jan. 21, 2014 – Delta Air Lines (NYSE:DAL) today reported financial results for the December 2013 quarter. Key points include:

•	Delta’s net income for the December 2013 quarter was $558 million, or $0.65 per diluted share, excluding special items[1].

•	Delta’s net income for 2013 was $2.7 billion, excluding special items, a $1.1 billion increase over 2012.

•	Delta’s GAAP net income was $8.5 billion, or $9.89 per diluted share, for the December 2013 quarter and $10.5 billion for 2013. These results include an $8.0 billion non-cash gain associated with the reversal of the company’s tax valuation allowance.

•	2013 results include $506 million in profit sharing expense, including $119 million in the December quarter, recognizing Delta employees’ contributions toward meeting the company’s financial goals.

•	Delta generated nearly $5 billion of operating cash flow and $2.1 billion of free cash flow in 2013, allowing the company to reduce its adjusted net debt at the end of 2013 to $9.4 billion, contribute an incremental $250 million above required funding to its defined benefit pension plans, and return $350 million to shareholders through a combination of $100 million of dividends and $250 million of share repurchases.

“Our December quarter profit caps off a successful year for Delta with strong profitability and margin expansion, industry-leading operations and significant improvements in customer satisfaction. Across the board this was an outstanding year and all credit for these achievements goes to the 78,000 Delta employees worldwide,” said Richard Anderson, Delta’s chief executive officer. “We have a solid set of initiatives in place to improve our financial results, operational performance and customer satisfaction levels beyond 2013’s record levels and remain focused on being the best airline for our employees, customers and shareholders.”

1

Revenue Environment

Delta’s operating revenue improved 6 percent, or $474 million, in the December 2013 quarter compared to the December 2012 quarter. Traffic increased 2.0 percent on a 2.9 percent increase in capacity.

•	Passenger revenue increased 6.1 percent, or $451 million, compared to the prior year period. Passenger unit revenue (PRASM) increased 3.0 percent year over year with a 4.0 percent improvement in yield.

•	Cargo revenue decreased 1.0 percent, or $3 million, as higher freight volumes partially offset declining freight yields.

•	Other revenue increased 2.8 percent, or $26 million, driven by higher SkyMiles revenue.

Comparisons of revenue-related statistics are as follows:

		Increase (Decrease)
		4Q13 versus 4Q12
		Change	Unit
Passenger Revenue	4Q13 ($M)	YOY	Revenue	Yield	Capacity
Domestic	3,784	9.4%	6.6%	7.9%	2.6%
Atlantic	1,208	1.9%	0.1%	0.7%	1.8%
Pacific	803	(1.6) %	(2.2) %	(1.5) %	0.6%
Latin America	517	18.5%	1.9%	0.3%	16.3%
Total mainline	6,312	7.0%	3.7%	4.5%	3.3%
Regional	1,562	2.3%	1.4%	3.5%	0.8%
Consolidated	7,874	6.1%	3.0%	4.0%	2.9%

“With a solid demand environment, industry-wide capacity discipline and a number of Delta’s revenue initiatives already delivering benefits, we expect to produce significant margin expansion in the March quarter,” said Ed Bastian, Delta’s president. “As we move through the year, we expect to generate top-line revenue growth as we implement our Virgin Atlantic joint venture, continue to restructure and diversify our Pacific network, gain additional corporate share, and ramp up our merchandising efforts.”

Cost Performance

Total operating expense in the quarter increased 1.5 percent, or $125 million, year-over-year driven by higher volume and revenue-related expenses; the impact of operational, service and employee investments; and $56 million higher profit sharing expense. These cost increases were partially offset by lower fuel expense and the savings from Delta’s structural cost initiatives.

Non-operating expense declined by $116 million as a result of prior year special items for early debt extinguishment and lower interest expense from debt reduction. These items were partially offset by a $17 million negative impact from changes in foreign exchange rates.

Consolidated unit cost excluding fuel expense, profit sharing and special items (CASM-Ex2), was 1.4 percent higher in the December 2013 quarter on a year-over-year basis, driven by the impact of wage increases and operational and service investments. GAAP consolidated CASM decreased 1.4 percent.

Fuel expense, excluding mark-to-market adjustments, declined $91 million as a result of lower market fuel prices and better settled hedge performance. Delta’s average fuel price3 was $3.05 per gallon for the December quarter, which includes $0.06 in settled hedge gains. On a GAAP basis, fuel expense for the December quarter decreased $186 million year-over-year, driven by lower market fuel prices and mark-to-market gains on hedges in the current quarter.

Operations at the Trainer refinery produced a $46 million loss for the December quarter and a $116 million loss for the full year. While lower crack spreads pressured results at the refinery, they also reduced market jet fuel prices and helped lower Delta’s overall fuel expense.

“Delta’s non-fuel unit cost growth of just over 2 percent for all of 2013 was three points better than our projections at the start of the year due to the success of our cost initiatives,” said Paul Jacobson, Delta’s chief financial officer. “These initiatives have built the foundation for managing our cost growth over the longer term and our performance in the back half of 2013 puts us on pace to keep our annual unit cost growth below 2 percent going forward.”

2

Cash Flow

Cash from operations during the December 2013 quarter was $1.2 billion, driven by the company’s December quarter profit and working capital initiatives, which were partially offset by the normal seasonal decline in advance ticket sales. Cash from operations is net of a $250 million incremental contribution made by Delta to its defined benefit pension plans during the quarter. The company generated $260 million of free cash flow.

Capital expenditures during the December 2013 quarter were $900 million, including $835 million in fleet investments and $16 million for the purchase of 4 aircraft off lease. During the quarter, Delta’s net debt maturities and capital leases were $335 million.

In the December quarter, the company returned $200 million to shareholders. On Nov. 26, the company paid $51 million to shareholders, which represents a $0.06 per share quarterly dividend. In addition, the company repurchased 5.5 million shares at an average price of $27.39 for a total of $150 million. The company has completed $250 million of the $500 million share repurchase plan authorized by Delta’s Board of Directors in May 2013.

Delta ended the quarter with adjusted net debt of $9.4 billion and the company has now achieved over $7.5 billion in net debt reduction since 2009. This debt reduction strategy produced a $28 million year-over-year reduction in interest expense in the December quarter and a $153 million reduction for 2013.

Jacobson continued, “We also expect to continue strong cash generation from the business. We will deploy the $5 billion of operating cash flow projected for the upcoming year to reinvest in the business, reduce our debt levels by more than $1 billion, continue to address our pension obligation, and deliver meaningful capital returns for shareholders.”

Reversal of Tax Valuation Allowance

Delta’s expectations for sustainable future profitability combined with its consistent and strong profitability over the past four years resulted in the reversal of the company’s tax valuation allowance in the December quarter. The reversal of the tax valuation allowance resulted in a non-cash net gain of $8.0 billion in the December quarter. Beginning in the March 2014 quarter, net income will be reduced to reflect a 39% tax rate; however, there will be no cash impact as Delta’s net operating loss carryforwards will offset cash taxes on more than $15 billion of future taxable income.

Special Items

Delta recorded a $7.9 billion special items gain in the December 2013 quarter, including:

•	an $8.0 billion non-cash gain associated with the reversal of the Delta’s tax valuation allowance, as detailed above;

•	a $92 million mark-to-market gain on fuel hedges; and

•	a $160 million charge for facilities, fleet and other, including charges associated with Delta’s domestic fleet restructuring.

Delta recorded a $231 million special items charge in the December 2012 quarter, including:

•	a $122 million charge for facilities, fleet and other, including charges associated with Delta’s domestic fleet restructuring;

•	a $106 million loss on early extinguishment of debt primarily due to the company’s Pacific route credit facility refinancing; and

•	a $3 million mark-to-market loss on fuel hedges.

3

March 2014 Quarter Guidance

Following are Delta’s projections for the March 2014 quarter:

1Q 2014 Forecast

Operating margin	6 – 8%
Fuel price, including taxes, settled hedges and refinery impact	$2.97 - $3.02
Non-operating expense	$235 - $250 million

1Q 2014 Forecast (compared to 1Q 2013)

Consolidated unit costs – excluding fuel expense and profit sharing	Up 0.5 – 1.5%
System capacity	Up 2 – 3%

Other Matters

Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three and twelve months ended Dec. 31, 2013 and 2012; a statistical summary for those periods; selected balance sheet data as of Dec. 31, 2013 and 2012; and a reconciliation of non-GAAP financial measures.

About Delta

Delta Air Lines serves more than 160 million customers each year. During the past year, Delta won 33 airline industry awards sweeping the major corporate travel surveys including Business Travel News, Travel Weekly, TravelAge West, Recommend Magazine and The Beat. Delta was also a recipient of the Secretary of Defense Freedom Award for exceptional support of National Guard and Reserve employees. With an industry-leading global network, Delta and the Delta Connection carriers offer service to nearly 318 destinations in 59 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta invested more than $3 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.
(2)	CASM - Ex: In addition to fuel expense, profit sharing and special items, Delta believes excluding ancillary business costs is helpful to investors because ancillary business costs are not related to the generation of a seat mile. These businesses include aircraft maintenance and staffing services Delta provides to third parties and Delta's vacation wholesale operations. The amounts excluded were $182 million and $185 million for the December 2013 and December 2012 quarters, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.
(3)	Average fuel price per gallon: Delta's December 2013 quarter average fuel price of $3.05 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, and includes the impact of fuel hedge contracts with original maturity dates in the December 2013 quarter. On a GAAP basis, fuel price includes $92 million in fuel hedge mark-to-market adjustments recorded in periods other than the settlement period. The net refinery loss for the quarter was $46 million. See Note A for a reconciliation of average fuel price per gallon to the comparable GAAP metric.

4

Forward-looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; our ability to use net operating losses to offset future taxable income; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2012 and our quarterly report on Form 10-Q for the quarterly period ended September 30, 2013.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Jan. 21, 2014, and which we have no current intention to update.

5

DELTA AIR LINES, INC.
Consolidated Statements of Operations
Unaudited

	Three Months Ended Dec. 31,				Year Ended Dec. 31,
(in millions, except per share data)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$6,312	$5,897	$416	7%	$26,534	$25,173	$1,361	5%
Regional carriers	1,562	1,526	35	2%	6,408	6,581	(173)	(3)%
Total passenger revenue	7,874	7,423	451	6%	32,942	31,754	1,188	4%
Cargo	238	241	(3)	(1)%	937	990	(53)	(5)%
Other	964	938	26	3%	3,894	3,926	(32)	(1)%
Total operating revenue	9,076	8,602	474	6%	37,773	36,670	1,103	3%

Operating Expense:
Aircraft fuel and related taxes	2,222	2,390	(168)	(7)%	9,397	10,150	(753)	(7)%
Salaries and related costs	1,911	1,828	83	5%	7,720	7,266	454	6%
Regional carrier expense
Fuel	497	514	(17)	(3)%	2,067	2,101	(34)	(2)%
Other	870	895	(25)	(3)%	3,602	3,546	56	2%
Aircraft maintenance materials and outside repairs	415	353	62	18%	1,852	1,955	(103)	(5)%
Contracted services	426	389	37	10%	1,665	1,566	99	6%
Depreciation and amortization	420	399	21	5%	1,658	1,565	93	6%
Passenger commissions and other selling expenses	391	377	14	4%	1,603	1,590	13	1%
Landing fees and other rents	350	324	26	8%	1,410	1,336	74	6%
Passenger service	187	173	14	8%	762	732	30	4%
Profit sharing	119	63	56	89%	506	372	134	36%
Aircraft rent	47	64	(17)	(27)%	209	272	(63)	(23)%
Restructuring and other items	160	122	38	31%	402	452	(50)	(11)%
Other	360	359	1	—%	1,520	1,592	(72)	(5)%
Total operating expense	8,375	8,250	125	2%	34,373	34,495	(122)	—%

Operating Income	701	352	349	99%	3,400	2,175	1,225	56%

Other (Expense) Income:
Interest expense, net	(172)	(189)	17	(9)%	(698)	(812)	114	(14)%
Amortization of debt discount, net	(34)	(45)	11	(24)%	(154)	(193)	39	(20)%
Loss on extinguishment of debt, net	—	(106)	106	(100)%	—	(118)	118	(100)%
Miscellaneous, net	(20)	(2)	(18)	NM	(21)	(27)	6	(22)%
Total other expense, net	(226)	(342)	116	(34)%	(873)	(1,150)	277	(24)%

Income Before Income Taxes	475	10	465	NM	2,527	1,025	1,502	NM

Income Tax Benefit (Provision)	8,004	(3)	8,007	NM	8,013	(16)	8,029	NM

Net Income	$8,479	$7	$8,472	NM	$10,540	$1,009	$9,531	NM

Basic Earnings Per Share	$10.02	$0.01			$12.41	$1.20
Diluted Earnings Per Share	$9.89	$0.01			$12.29	$1.19

Basic Weighted Average Shares Outstanding	846	846			849	845
Diluted Weighted Average Shares Outstanding	858	852			858	850

6

DELTA AIR LINES, INC.

Selected Balance Sheet Data

(in millions)	Dec. 31, 2013	Dec. 31, 2012
	(Unaudited)
Cash and cash equivalents	$2,844	$2,416
Short-term investments	959	958
Restricted cash, cash equivalents and short-term investments	122	375
Total assets	52,252	44,550
Total debt and capital leases, including current maturities	11,342	12,709
Total stockholders' equity (deficit)	11,643	(2,131)

DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2013	2012	Change	2013	2012	Change
Consolidated:
Revenue passenger miles (millions)	46,190	45,275	2%	194,988	192,974	1%
Available seat miles (millions)	55,945	54,342	3%	232,740	230,415	1%
Passenger mile yield (cents)	17.05	16.40	4%	16.89	16.46	3%
Passenger revenue per available seat mile (cents)	14.07	13.66	3%	14.15	13.78	3%
Operating cost per available seat mile (cents)	14.97	15.18	(1)%	14.77	14.97	(1)%
CASM-Ex - see Note A (cents)	9.29	9.17	1%	9.14	8.92	2%
Passenger load factor	82.6%	83.3%	-0.7 pts	83.8%	83.8%	0 pts
Fuel gallons consumed (millions)	922	894	3%	3,828	3,769	2%
Average price per fuel gallon, adjusted - see Note A	$3.05	$3.24	(6)%	$3.07	$3.26	(6)%
Number of aircraft in fleet, end of period	912	717	195
Full-time equivalent employees, end of period	77,755	73,561	6%

Mainline:
Revenue passenger miles (millions)	40,803	39,824	2%	172,917	169,584	2%
Available seat miles (millions)	48,978	47,431	3%	204,203	200,872	2%
Operating cost per available seat mile (cents)	14.09	14.16	(1)%	13.81	13.88	(1)%
CASM-Ex - see Note A (cents)	8.63	8.45	2%	8.44	8.19	3%
Fuel gallons consumed (millions)	761	734	4%	3,163	3,082	3%
Average price per fuel gallon, adjusted - see Note A	$3.03	$3.24	(6)%	$3.05	$3.25	(6)%
Number of aircraft in fleet, end of period	743	717	26

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

7

Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Net Profit, excluding special items. Delta excludes special items from net income and other measures because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring core operational performance in the periods shown. Therefore, we adjust for these amounts to arrive at more meaningful financial measures. Special items excluded in the tables below showing the reconciliation of net income are:

(a)	Mark-to-market adjustments for fuel hedges recorded in periods other than the settlement period ("MTM adjustments"). MTM adjustments are based on market prices at the end of the reporting period for contracts settling in future periods. Such market prices are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period. Therefore, excluding these adjustments allows investors to better understand and analyze the company’s core operational performance in the periods shown.

(b)	Restructuring and other items. Because of the variability in restructuring and other items, the exclusion of this item from this measure is helpful to investors to analyze the company’s recurring core operational performance in the period shown.

(c)	Release of tax valuation allowance. Because of the uniqueness of the net gain related to the reversal of the tax valuation allowance, the exclusion of this gain allows investors to better understand and analyze the company's core operational performance in the period shown.

(d)	Loss on extinguishment of debt and other. Because of the variability in loss on extinguishment of debt and other, the exclusion of this item from this measure is helpful to investors to analyze the company’s recurring core operational performance in the period shown.

	Three Months Ended
	Dec. 31, 2013
(in millions, except per share data)	GAAP	(a)	(b)	(c)	Non- GAAP
Consolidated Statement of Operations (Unaudited):
Net income	$8,479	(92)	160	(7,989)	$558
Net income per diluted share	$9.89	(0.11)	0.19	(9.32)	$0.65

	Year Ended Dec. 31, 2013					Year Ended Dec. 31, 2012					Non-GAAP Change
(in billions, except per share data)	GAAP	(a)	(b)	(c)	Non GAAP	GAAP	(a)	(b)	(d)	Non GAAP	$
Consolidated Statement of Operations (Unaudited):
Net income	$10.5	(0.3)	0.4	(7.9)	$2.7	$1.0	—	0.5	0.1	$1.6	$1.1

Fuel expense, adjusted and Average fuel price per gallon adjusted. The tables below show the components of fuel expense, including the impact of the refinery and hedging on fuel expense and average price per gallon. We then exclude MTM adjustments from total fuel expense and average price per gallon because, as described above, excluding these adjustments allows investors to better understand and analyze Delta’s costs for the periods reported.

8

Consolidated:

			Average Price Per Gallon

	Three Months Ended Dec. 31,		Three Months Ended Dec. 31,
(in millions, except per gallon data)(1)	2013	2012	2013	2012
Fuel purchase cost	$2,823	$2,882	$3.06	$3.22
Airline segment fuel hedge (gains) losses	(150)	(40)	(0.16)	(0.05)
Refinery segment impact	46	63	0.05	0.07
Total fuel expense	$2,719	$2,905	$2.95	$3.24
MTM adjustments gains (losses)	92	(3)	0.10	–
Total fuel expense, adjusted	$2,811	$2,902	$3.05	$3.24

(1)	Includes gain allocation of $2 million for the three months ended December 31, 2013 from the refinery segment to the airline segment, representing a portion of the refinery's inventory price risk.

			Average Price Per Gallon

	Year Ended Dec. 31,		Year Ended Dec. 31,
(in millions, except per gallon data)(1)	2013	2012	2013	2012
Fuel purchase cost	$11,792	$12,122	$3.09	$3.23
Airline segment fuel hedge (gains) losses	(444)	66	(0.12)	0.01
Refinery segment impact	116	63	0.03	0.01
Total fuel expense	$11,464	$12,251	$3.00	$3.25
MTM adjustments gains (losses)	276	27	0.07	0.01
Total fuel expense, adjusted	$11,740	$12,278	$3.07	$3.26

(1)	Includes loss allocation of $6 million for the year ended December 31, 2013 from the refinery segment to the airline segment, representing a portion of the refinery's inventory price risk.

Mainline:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2013	2012	2013	2012
Mainline average price per gallon	$2.91	$3.24	$2.96	$3.24
MTM adjustments gains (losses)	0.12	–	0.09	0.01
Mainline average price per gallon, adjusted	$3.03	$3.24	$3.05	$3.25

Cost per Available Seat Mile or Non-Fuel Unit Cost ("CASM-Ex"): We exclude the following items from consolidated and mainline CASM to evaluate the company’s core cost performance:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The exclusion of aircraft fuel and related taxes from this measure (including our regional carriers under capacity purchase arrangements) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.
•	Ancillary businesses. Our ancillary businesses include aircraft maintenance and staffing services we provide to third parties and our vacation wholesale operations. Because these businesses are not related to the generation of a seat mile, we exclude the costs related to these businesses from this measure to provide a more meaningful comparison of costs of our airline operations to the rest of the airline industry.
•	Profit sharing. We exclude profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.
•	Restructuring and other items and MTM adjustments. We exclude restructuring and other items and MTM adjustments from CASM for the same reasons described above under the heading Net profit, excluding special items.

9

Consolidated CASM-Ex:	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2013	2012	2013	2012
CASM (cents)	14.97	15.18	14.77	14.97
Items excluded:
Aircraft fuel and related taxes	(5.02)	(5.33)	(5.04)	(5.32)
Ancillary businesses	(0.32)	(0.33)	(0.32)	(0.38)
Profit sharing	(0.21)	(0.12)	(0.22)	(0.16)
Restructuring and other items	(0.29)	(0.23)	(0.17)	(0.20)
MTM adjustments	0.16	—	0.12	0.01
CASM-Ex	9.29	9.17	9.14	8.92

Mainline CASM-Ex:	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2013	2012	2013	2012
Mainline CASM (cents)	13.80	14.16	13.70	13.88
Items excluded:
Aircraft fuel and related taxes	(4.71)	(5.02)	(4.73)	(4.99)
Ancillary businesses	(0.33)	(0.32)	(0.31)	(0.39)
Profit sharing	(0.24)	(0.13)	(0.25)	(0.19)
Restructuring and other items	(0.08)	(0.23)	(0.10)	(0.13)
MTM adjustments	0.19	(0.01)	0.13	0.01
Mainline CASM-Ex	8.63	8.45	8.44	8.19

Adjusted Net Debt: Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, and short-term investments, resulting in adjusted net debt to present the amount of additional assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company's overall debt profile.

(in billions)	Dec. 31, 2013			Dec. 31, 2009
Debt and capital lease obligations	$11.3			$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.4			1.1
Adjusted debt and capital lease obligations		11.7			18.3
Plus: 7x last twelve months' aircraft rent		1.5			3.4
Adjusted total debt		13.2			21.7
Less: cash, cash equivalents and short-term investments		(3.8)			(4.7)
Adjusted net debt		$9.4	$		$17.0

Free Cash Flow: Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash that is available for use for debt service or general corporate initiatives.

(in billions)	Year Ended Dec. 31, 2013
Net cash provided by operating activities	$4.5
Net cash used in investing activities	(2.7)
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreement	0.3
Total free cash flow	$2.1

10

Three Months Ended
(in millions)	Dec. 31, 2013
Net cash provided by operating activities	$1,131
Net cash used in investing activities	(947)
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreement and other	75
Total free cash flow	$259

Capital Expenditures, Net: Delta presents net capital expenditures because management believes this metric is helpful to investors to evaluate the company’s investing activities.

Three Months Ended
(in millions)	Dec. 31, 2013
Flight equipment, including advance payments (GAAP)	$841
Ground property and equipment, including technology (GAAP)	111
Adjustment:
Reimbursements related to build-to-suit leased facilities and other	(51)
Capital expenditures, net	$901

Net Cash Provided by Operations, adjusted or "Cash From Operations": Delta presents cash from operations because management believes adjusting for certain items is helpful to investors to evaluate the company’s operating activities.

	Three Months Ended	Year Ended
(in billions)	Dec. 31, 2013	Dec. 31, 2013
Net cash provided by operating activities	$1.1	$4.5
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreement	0.1	0.3
Net cash provided by operations, adjusted	$1.2	$4.8

Net Debt Maturities and Capital Leases, or “Net debt payments”: Delta presents net debt maturities and capital leases because management believes this metric is helpful to investors to evaluate the company’s debt-related activities and cash flows.

Three Months Ended
(in millions)	Dec. 31, 2013
Payments on long-term debt and capital leases	$493
Issuance of debt and capital leases	(235)
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreement and other	75
Net debt maturities and capital leases	$333

11